SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED FEBRUARY October 31, 2002
(To Prospectus dated August 29, 2002)



                              CWABS MASTER TRUST
                       (for the Series 2002-G Subtrust)
                                    Issuer

                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                          Sponsor and Master Servicer



       Revolving Home Equity Loan Asset Backed Securities, Series 2002-G

                               ----------------


-----------------------------
The notes represent
obligations of the
CWABS Master Trust
for the Series 2002-G               The Notes
Subtrust only and not of
any other series trust of           o    This supplement relates to the offering of the notes of the series
the CWABS Master                         referenced above. This supplement does not contain complete information
Trust and do not                         about the offering of the notes . Additional information is contained in
represent an interest in                 the prospectus supplement dated October 31, 2002, prepared in connection
or obligation of                         with the offering of the notes of the series referenced above, as
CWABS, Inc.,                             supplemented by the Prospectus Supplement dated September 28, 2004 and in
Countrywide Home                         the prospectus of the depositor dated August 29, 2002. You are urged to
Loans, Inc., or any of                   read this supplement, the prospectus supplement, the supplements
their affiliates.                        described above and the prospectus in full.

This supplement may be              o    As of September 15, 2004, the note principal balance of the notes was
used to offer and sell the               $305,698,342.
notes only if
accompanied by the
prospectus supplement
and the prospectus.
-----------------------------


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the notes in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

October 20, 2004

                       DESCRIPTION OF THE MORTGAGE LOANS

     As of September 1, 2004 (the "Reference Date"), the total number of mortgage loans included in the mortgage loan pool was approximately 12,175 mortgage loans having an aggregate principal balance of approximately $308,897,008.

     The following table summarizes the delinquency and foreclosure experience of the mortgage loans as of the Reference Date.


                                                                                  As of September 1, 2004


Total Number of Mortgage Loans.....................................................     12,175
Delinquent Mortgage Loans and Pending Foreclosures at Period
End (1)
         30-59 days................................................................             0.57%
         60-89 days................................................................             0.20%
         90 days or more (excluding pending foreclosures)..........................             0.26%
                                                                                                -----
         Total Delinquencies.......................................................             1.03%
                                                                                                =====
Foreclosures Pending...............................................................             0.07%
                                                                                                -----
Total Delinquencies and foreclosures pending.......................................             1.10%
                                                                                                =====

--------------
(1) As a percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Reference Date.

     One (1) Mortgage Loan has been converted and is, as of the Reference Date, a REO loan.

     Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Inc. ("Countrywide ") will act as master servicer for the mortgage loans pursuant to the sale and servicing agreement. On November 7, 2002, Countrywide Credit Industries, Inc., the parent of Countrywide, changed its name to Countrywide Financial Corporation.

     At June 30, 2004, Countrywide and its consolidated subsidiaries provided servicing for approximately $726.227 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. At June 30, 2004, Countrywide provided servicing for approximately $26.63 billion aggregate principal amount of first and second lien mortgage loans originated under its home equity lines of credit program.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of home equity loans of the type included in the pool serviced by the master servicer. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of the loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered a basis for assessing the likelihood, amount, or severity of delinquencies or losses on the mortgage loans. The foreclosure and delinquency experience presented in the table below may not be indicative of the foreclosure and delinquency experience the mortgage loans will experience.

     For the purposes of the following table:

     o the period of delinquency is based on the number of days payments on the mortgage loans are contractually past due;

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding;

     o "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated; and

     o "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.


                        As of December 31, 2001         As of December 31, 2002       As of December 31, 2003
                      ---------------------------------------------------------------------------------------------
                          Principal                       Principal                      Principal
                           Balance       Percentage        Balance      Percentage        Balance      Percentage
                      -----------------  ----------  ------------------ ----------  ------------------ ----------
Portfolio..........   $5,479,012,451.54      --      $10,640,766,181.58     --      $18,965,891,972.70     --
Delinquency
percentage
   30-59 Days......   $   28,456,872.07     0.52%    $    42,864,688.91    0.40%    $    61,283,288.31    0.32%
   60-89 Days......        7,555,089.12     0.14          10,661,957.76    0.10          15,962,355.26    0.08
   90+ Days........       21,422,742.71     0.39          19,421,702.11    0.18          37,736,971.30    0.20
                      -----------------  ----------  ------------------ ----------  ------------------ ----------
     Total.........   $   57,434,703.90     1.05%    $    72,948,348.78    0.69%    $   114,982,614.87    0.61%
Foreclosure Rate...   $    3,142,409.33     0.06%    $     6,603,778.76    0.06%    $     4,984,448.78    0.03%
Bankruptcy Rate....   $   12,681,563.87     0.23%    $    43,053,210.55    0.40%    $    41,137,908.75    0.22%



                           As of June 30, 2004
                      -----------------------------
                           Principal
                            Balance      Percentage
                      ------------------ ----------
Portfolio..........   $26,631,284,196.44     --
Delinquency
percentage
   30-59 Days......   $    64,783,653.30    0.24%
   60-89 Days......        21,551,866.31    0.08
   90+ Days........        41,230,217.23    0.15
                      ------------------ ----------
     Total.........   $   127,565,736.84    0.48%
Foreclosure Rate...   $     7,340,123.37    0.03%
Bankruptcy Rate....   $    39,166,710.18    0.15%


                           DESCRIPTION OF THE NOTES

     The notes will be entitled to receive interest as described in the Prospectus Supplement under "Description of the Securities - Payments on the Securities - Application of Interest Collections." The notes are allocated principal payments as described in the Prospectus Supplement under "Description of the Securities - Payments on the Securities - Payments of Principal Collections."

     As of September 15, 2004, the Note Principal Balance of the notes was $305,698,342. For additional information with respect to the notes, see "Description of the Securities" in the Prospectus Supplement.

Reports to Noteholders

     The September 2004 monthly statement that is available each month to noteholders via the indenture trustee's internet website is included herein as
Exhibit 2.

                               THE NOTE INSURER

     Financial Guaranty Insurance Company is the Note Insurer as described in the Prospectus Supplement. See "The Security Insurer" in the Prospectus Supplement.

     On December 18, 2003, an investor group consisting of The PMI Group, Inc. ("PMI"), affiliates of The Blackstone Group L.P. ("Blackstone"), affiliates of The Cypress Group L.L.C. ("Cypress") and affiliates of CIVC Partners L.P. ("CIVC ") acquired FGIC Corporation (the "FGIC Acquisition") from a subsidiary of General Electric Capital Corporation ("GE Capital"). PMI, Blackstone, Cypress and CIVC acquired approximately 42%, 23%, 23% and 7%, respectively, of FGIC Corporation's common stock. FGIC Corporation paid GE Capital approximately $284.3 million in pre-closing dividends from the proceeds of dividends it, in turn, had received from the Note Insurer, and GE Capital retained approximately $234.6 million in liquidation preference of FGIC Corporation's convertible participating preferred stock and approximately 5% of FGIC Corporation's common stock. Neither FGIC Corporation nor any of its shareholders is obligated to pay any debts of the Note Insurer or any claims under any insurance policy, including the Policy, issued by the Note Insurer.

     Financial Guaranty Insurance Company files annual, quarterly and special reports and other information with the Securities and Exchange Commission (the "SEC "). You may review these documents at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Financial Guaranty Insurance Company's SEC filings are also available to the public at the SEC's website at http://www.sec.gov.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

     Upon the initial issuance of the notes, Sidley Austin Brown & Wood LLP ("Tax Counsel") issued an opinion to the effect that upon their sale for cash or property by the corporate affiliate to unrelated parties (which sale has since been consummated), for U.S. federal income tax purposes, the notes will be treated as debt and neither the trust estate nor any portion of the trust estate will be treated as a corporation. This opinion is based on the assumption that the parties will comply with the indenture as in effect at the time of the initial issuance. The opinion of Tax Counsel, however, does not bind the courts or the IRS and, therefore, does not guarantee that the IRS would not take different positions or that a court would not agree with the IRS.

     Prospective investors in the notes should consider carefully the income tax consequences of an investment in the notes discussed under the section titled "Certain U.S. Federal Income Tax Documentation Requirements" in Annex II of the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences. References to "the transaction" and "this transaction" in the Prospectus Supplement are references to the initial issuance of the notes.

                                  OTHER TAXES

     The depositor makes no representations regarding the state, local, or foreign tax consequences of the purchase, ownership or disposition of the notes. All investors should consult their own tax advisors regarding the federal, state, local, or foreign income tax consequences of the purchase, ownership and disposition of the notes.

                             ERISA CONSIDERATIONS

     Prospective investors in the notes should carefully consider the ERISA consequences of an investment in the notes discussed under "ERISA Considerations" in the prospectus and the prospectus supplement and should consult their own advisors with respect to those consequences. As described in the prospectus supplement, a prospective investor in the notes that is, or is investing on behalf of or with plan assets of, a Plan, will be deemed to make certain representations.

                                    RATINGS

     The notes are currently rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc. in connection with offers and sales relating to market making transactions in the notes in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                  EXHIBIT 1


Summary of Loans in Mortgage Pool
(As of the Reference Date)                                                                        Range
                                                                                                  -----

Aggregate Principal Balance                                 $308,897,008

Weighted Average Mortgage Rate                                    5.954%               0.375%        to       10.625%
Weighted Average Gross Margin                                     1.707%               0.000%        to        6.375%
Weighted Average Maximum Mortgage Rate                            17.88%               16.00%        to       21.000%
Weighted Average Principal Balance                               $25,371                   $0        to      $596,708
Weighted Average Credit Limit                                    $37,525               $7,500        to      $606,708
Weighted Average Scheduled Remaining Term (months)                   276                   97        to           278
Weighted Average Combined Loan-to-Value Ratio                     82.01%                5.53%        to       100.00%
Weighted Average Credit Limit Utilization Rate                    69.80%                0.00%        to       100.00%
Weighted Average Minimum Rate                                     1.710%                0.00%        to        6.375%
Weighted Average Credit Score                                        719
Weighted Average Second Mortgage Ratio                            26.88%                1.52%        to       100.00%





Description of Loan Programs

                                                             Number of       Aggregate Unpaid   Reference Date Aggregate
Loan Type Group                                         Mortgage Loans      Principal Balance          Principal Balance
------------------------------------------------------------------------------------------------------------------------
HELOC 5YDR/5YRP                                                      1             $39,773.75                     0.01
HELOC 5YDR/5YRP - 2nd                                               20            $237,941.74                     0.08
HELOC 15YDR/0YRP - 2nd                                               2            $142,321.39                     0.05
HELOC 5YDR/10YRP - 2nd                                             112          $3,749,444.80                     1.21
HELOC 10YDR/15YRP                                                  303         $26,017,724.20                     8.42
HELOC 15YDR/10YRP - 2nd                                             51          $1,002,335.45                     0.32
HELOC 10YDR/15YRP - 2nd                                         11,686        $277,707,466.85                    89.90
------------------------------------------------------------------------------------------------------------------------
Total                                                           12,175           $308,897,008                   100.00 %
------------------------------------------------------------------------------------------------------------------------




Mortgage Loan Principal Balances
                                                                                                           Percentage of
Range of                                                     Number of       Aggregate Unpaid   Reference Date Aggregate
Principal Balance                                       Mortgage Loans      Principal Balance          Principal Balance
------------------------------------------------------------------------------------------------------------------------
$0.00 or less                                                    1,843                     $0                     0.00 %
$0.01 - $10,000.00                                               1,568             $9,718,603                     3.15
$10,000.01 - $20,000.00                                          3,179            $48,788,466                    15.79
$20,000.01 - $30,000.00                                          2,461            $61,445,043                    19.89
$30,000.01 - $40,000.00                                          1,180            $41,043,662                    13.29
$40,000.01 - $50,000.00                                            751            $33,981,526                    11.00
$50,000.01 - $60,000.00                                            317            $17,404,107                     5.63
$60,000.01 - $70,000.00                                            203            $13,195,741                     4.27
$70,000.01 - $80,000.00                                            161            $12,112,030                     3.92
$80,000.01 - $90,000.00                                             96             $8,180,248                     2.65
$90,000.01 - $100,000.00                                           138            $13,312,622                     4.31
$100,000.01 - $125,000.00                                           75             $8,476,963                     2.74
$125,000.01 - $150,000.00                                           87            $12,441,268                     4.03
$150,000.01 - $175,000.00                                           25             $4,111,444                     1.33
$175,000.01 - $200,000.00                                           33             $6,234,548                     2.02
$200,000.01 - $225,000.00                                           10             $2,132,320                     0.69
$225,000.01 - $250,000.00                                            8             $1,862,768                     0.60
$250,000.01 - $275,000.00                                            3               $800,734                     0.26
$275,000.01 - $300,000.00                                           12             $3,528,101                     1.14
$300,000.01 - $325,000.00                                            6             $1,907,808                     0.62
$325,000.01 - $350,000.00                                            4             $1,363,507                     0.44
$350,000.01 - $375,000.00                                            1               $352,500                     0.11
$375,000.01 - $400,000.00                                            2               $768,616                     0.25
$400,000.01 - $425,000.00                                            2               $840,485                     0.27
$425,000.01 - $450,000.00                                            2               $872,240                     0.28
$450,000.01 - $475,000.00                                            4             $1,851,524                     0.60
$475,000.01 - $500,000.00                                            2               $987,787                     0.32
$575,000.01 - $600,000.00                                            2             $1,182,349                     0.38
------------------------------------------------------------------------------------------------------------------------
Total                                                           12,175           $308,897,008                   100.00 %
------------------------------------------------------------------------------------------------------------------------




Geographic Distribution
                                                                                                           Percentage of
                                                             Number of       Aggregate Unpaid   Reference Date Aggregate
State                                                   Mortgage Loans      Principal Balance          Principal Balance
------------------------------------------------------------------------------------------------------------------------
Alabama                                                            229             $4,487,017                     1.45
Alaska                                                              12               $577,907                     0.19
Arizona                                                            317             $6,725,663                     2.18
California                                                       2,179            $72,384,694                    23.43
Colorado                                                           582            $18,736,798                     6.07
Connecticut                                                        152             $4,721,424                     1.53
Delaware                                                            24               $438,625                     0.14
District of Columbia                                                16               $491,019                     0.16
Florida                                                            760            $16,453,246                     5.33
Georgia                                                            500            $12,113,936                     3.92
Hawaii                                                              96             $3,004,626                     0.97
Idaho                                                              188             $3,982,523                     1.29
Illinois                                                           449            $10,241,913                     3.32
Indiana                                                            238             $4,600,893                     1.49
Iowa                                                                82             $1,436,764                     0.47
Kansas                                                             174             $3,656,727                     1.18
Kentucky                                                           118             $3,231,782                     1.05
Louisiana                                                          111             $2,484,212                     0.80
Maine                                                               30               $729,390                     0.24
Maryland                                                           175             $4,012,332                     1.30
Massachusetts                                                      238             $7,471,929                     2.42
Michigan                                                           617            $13,847,538                     4.48
Minnesota                                                          187             $4,138,280                     1.34
Mississippi                                                         37               $774,512                     0.25
Missouri                                                           251             $5,088,975                     1.65
Montana                                                             51               $788,186                     0.26
Nebraska                                                            30               $559,749                     0.18
Nevada                                                             185             $4,081,214                     1.32
New Hampshire                                                       60             $1,161,172                     0.38
New Jersey                                                         368             $9,840,211                     3.19
New Mexico                                                          92             $1,915,560                     0.62
New York                                                           326            $10,036,901                     3.25
North Carolina                                                     436            $10,061,996                     3.26
North Dakota                                                         6               $103,925                     0.03
Ohio                                                               488             $8,500,919                     2.75
Oklahoma                                                           129             $2,916,889                     0.94
Oregon                                                             226             $6,120,578                     1.98
Pennsylvania                                                       426             $8,630,942                     2.79
Rhode Island                                                        27               $589,158                     0.19
South Carolina                                                     122             $2,481,254                     0.80
South Dakota                                                        17               $296,168                     0.10
Tennessee                                                          209             $4,335,305                     1.40
Texas                                                               34               $887,637                     0.29
Utah                                                               267             $7,102,157                     2.30
Vermont                                                             10               $129,377                     0.04
Virginia                                                           219             $5,692,759                     1.84
Washington                                                         384            $10,909,431                     3.53
West Virginia                                                       22               $289,560                     0.09
Wisconsin                                                          253             $4,518,584                     1.46
Wyoming                                                             26             $1,114,649                     0.36
------------------------------------------------------------------------------------------------------------------------
Total                                                           12,175           $308,897,008                   100.00 %
------------------------------------------------------------------------------------------------------------------------




Combined Loan-to-Value Ratios
                                                                                                           Percentage of
Range of                                                     Number of       Aggregate Unpaid   Reference Date Aggregate
Combined Loan-to-Value Ratios (%)                       Mortgage Loans      Principal Balance          Principal Balance
------------------------------------------------------------------------------------------------------------------------
0 -10.00                                                            16               $423,036                     0.14 %
10.01-20.00                                                         38             $1,117,530                     0.36
20.01-30.00                                                         59             $2,192,776                     0.71
30.01-40.00                                                        125             $2,923,584                     0.95
40.01-50.00                                                        376            $12,485,744                     4.04
50.01-60.00                                                        562            $15,624,951                     5.06
60.01-70.00                                                      1,199            $36,175,285                    11.71
70.01-80.00                                                      1,680            $47,544,591                    15.39
80.01-90.00                                                      4,857           $103,394,508                    33.47
90.01-100.00                                                     3,263            $87,015,004                    28.17
------------------------------------------------------------------------------------------------------------------------
Total                                                           12,175           $308,897,008                   100.00 %
------------------------------------------------------------------------------------------------------------------------


Mortgage Rates
                                                                                                           Percentage of
Range of Mortgage                                            Number of       Aggregate Unpaid   Reference Date Aggregate
Rates (%)                                               Mortgage Loans      Principal Balance          Principal Balance
------------------------------------------------------------------------------------------------------------------------
3.000 or less                                                        6               $155,380                     0.05
3.501 - 4.000                                                        3               $189,064                     0.06
4.001 - 4.500                                                    1,835            $58,956,119                    19.09
4.501 - 5.000                                                    1,379            $42,690,725                    13.82
5.001 - 5.500                                                      503            $15,383,178                     4.98
5.501 - 6.000                                                      453             $8,788,536                     2.85
6.001 - 6.500                                                    3,660            $71,782,847                    23.24
6.501 - 7.000                                                    2,088            $55,390,514                    17.93
7.001 - 7.500                                                      842            $18,089,267                     5.86
7.501 - 8.000                                                    1,160            $30,902,012                    10.00
8.001 - 8.500                                                       86             $2,343,159                     0.76
8.501 - 9.000                                                      103             $2,600,040                     0.84
9.001 - 9.500                                                       17               $586,616                     0.19
9.501 - 10.000                                                       6               $161,310                     0.05
10.001 - 10.500                                                     26               $629,971                     0.20
10.501 - 11.000                                                      8               $248,271                     0.08
------------------------------------------------------------------------------------------------------------------------
Total                                                           12,175           $308,897,008                   100.00 %
------------------------------------------------------------------------------------------------------------------------




Types of Mortgaged Property
                                                                                                           Percentage of
                                                             Number of       Aggregate Unpaid   Reference Date Aggregate
Property Type                                           Mortgage Loans      Principal Balance          Principal Balance
------------------------------------------------------------------------------------------------------------------------
Single Family Residence                                          9,470           $240,869,345                    77.98 %
Planned Unit Development (PUD)                                   1,793            $47,783,372                    15.47
Low-rise Condominium                                               795            $16,780,053                     5.43
2-4 Family Residence                                               117             $3,464,239                     1.12
------------------------------------------------------------------------------------------------------------------------
Total                                                           12,175           $308,897,008                   100.00 %
------------------------------------------------------------------------------------------------------------------------


Lien Priority
                                                                                                           Percentage of
                                                             Number of       Aggregate Unpaid   Reference Date Aggregate
Lien Priority                                           Mortgage Loans      Principal Balance          Principal Balance
------------------------------------------------------------------------------------------------------------------------
1st Liens                                                          304            $26,057,498                     8.44 %
2nd Liens                                                       11,871           $282,839,510                    91.56
------------------------------------------------------------------------------------------------------------------------
Total                                                           12,175           $308,897,008                   100.00 %
------------------------------------------------------------------------------------------------------------------------


Gross Margin
                                                                                                           Percentage of
Range of Gross                                               Number of       Aggregate Unpaid   Reference Date Aggregate
Margins (%)                                             Mortgage Loans      Principal Balance          Principal Balance
------------------------------------------------------------------------------------------------------------------------
0.501 - 0.750                                                       47             $2,532,157                     0.82 %
0.751 - 1.000                                                       94             $5,456,140                     1.77
1.001 - 1.250                                                      409            $10,118,132                     3.28
1.251 - 1.500                                                      226             $3,969,236                     1.28
1.501 - 1.750                                                      215             $4,744,741                     1.54
1.751 - 2.000                                                    2,779            $50,349,128                    16.30
2.001 - 2.250                                                      866            $20,698,943                     6.70
2.251 - 2.500                                                    1,963            $51,717,937                    16.74
2.501 - 2.750                                                      127             $3,667,206                     1.19
2.751 - 3.000                                                      715            $15,547,072                     5.03
3.001 - 3.250                                                      142             $2,657,195                     0.86
3.251 - 3.500                                                      997            $27,651,453                     8.95
3.501 - 3.750                                                      176             $3,495,045                     1.13
3.751 - 4.000                                                       40             $1,170,329                     0.38
4.001 - 4.250                                                       51             $1,308,196                     0.42
4.251 - 4.500                                                       45             $1,285,712                     0.42
4.501 - 4.750                                                       61             $1,453,843                     0.47
4.751 - 5.000                                                       18               $644,237                     0.21
5.251 - 5.500                                                        5               $161,310                     0.05
6.001 - 6.250                                                       27               $629,971                     0.20
6.251 - 6.500                                                        9               $248,271                     0.08
------------------------------------------------------------------------------------------------------------------------
Total                                                           12,175           $308,897,008                   100.00 %
------------------------------------------------------------------------------------------------------------------------




Maximum Mortgage Rates
                                                                                                           Percentage of
Maximum Mortgage                                             Number of       Aggregate Unpaid   Reference Date Aggregate
Rates (%)                                               Mortgage Loans      Principal Balance          Principal Balance
------------------------------------------------------------------------------------------------------------------------
16.00                                                              438            $10,085,906                     3.27 %
17.00                                                              794            $17,340,883                     5.61
18.00                                                           10,923           $280,949,795                    90.95
21.00                                                               20               $520,425                     0.17
------------------------------------------------------------------------------------------------------------------------
Total                                                           12,175           $308,897,008                   100.00 %
------------------------------------------------------------------------------------------------------------------------



Remaining Term To Maturity
                                                                                                           Percentage of
Range of Remaining Terms to                                  Number of       Aggregate Unpaid   Reference Date Aggregate
Maturity (Months)                                       Mortgage Loans      Principal Balance          Principal Balance
------------------------------------------------------------------------------------------------------------------------
97 - 108                                                            21               $277,715                     0.09
121 - 168                                                          114             $3,891,766                     1.26
241 - 276                                                           60             $1,584,065                     0.51
277 - 288                                                       11,980           $303,143,462                    98.14
------------------------------------------------------------------------------------------------------------------------
Total                                                           12,175           $308,897,008                   100.00 %
------------------------------------------------------------------------------------------------------------------------



Origination Year
                                                                                                           Percentage of
                                                             Number of       Aggregate Unpaid   Reference Date Aggregate
Year of Origination                                     Mortgage Loans      Principal Balance          Principal Balance
------------------------------------------------------------------------------------------------------------------------
2002                                                            12,175           $308,897,008                      100
------------------------------------------------------------------------------------------------------------------------
Total                                                           12,175           $308,897,008                   100.00 %
------------------------------------------------------------------------------------------------------------------------




Credit Limit Range

                                                                                                           Percentage of
Range of Credit                                              Number of       Aggregate Unpaid   Reference Date Aggregate
Limits ($)                                              Mortgage Loans      Principal Balance          Principal Balance
------------------------------------------------------------------------------------------------------------------------
$0.01 - $10,000.00                                                 629             $3,539,231                     1.15
$10,000.01 - $20,000.00                                          3,544            $40,134,072                    12.99
$20,000.01 - $30,000.00                                          3,189            $60,523,036                    19.59
$30,000.01 - $40,000.00                                          1,536            $39,581,360                    12.81
$40,000.01 - $50,000.00                                          1,431            $40,846,231                    13.22
$50,000.01 - $60,000.00                                            377            $15,750,554                     5.10
$60,000.01 - $70,000.00                                            269            $12,977,198                     4.20
$70,000.01 - $80,000.00                                            249            $12,028,047                     3.89
$80,000.01 - $90,000.00                                            124             $7,644,850                     2.47
$90,000.01 - $100,000.00                                           371            $20,551,841                     6.65
$100,000.01 - $125,000.00                                           99             $7,928,056                     2.57
$125,000.01 - $150,000.00                                          159            $14,294,404                     4.63
$150,000.01 - $175,000.00                                           29             $3,146,094                     1.02
$175,000.01 - $200,000.00                                           56             $7,195,873                     2.33
$200,000.01 - $225,000.00                                           13             $1,736,313                     0.56
$225,000.01 - $250,000.00                                           27             $3,938,201                     1.27
$250,000.01 - $275,000.00                                            6               $779,600                     0.25
$275,000.01 - $300,000.00                                           26             $4,739,312                     1.53
$300,000.01 - $325,000.00                                            7             $2,005,851                     0.65
$325,000.01 - $350,000.00                                            7             $1,945,719                     0.63
$350,000.01 - $375,000.00                                            1               $352,500                     0.11
$375,000.01 - $400,000.00                                            4               $561,158                     0.18
$400,000.01 - $425,000.00                                            2                $22,459                     0.01
$425,000.01 - $450,000.00                                            5             $1,938,038                     0.63
$450,000.01 - $475,000.00                                            2               $935,158                     0.30
$475,000.01 - $500,000.00                                            9             $2,469,506                     0.80
$525,000.01 - $550,000.00                                            1                     $0                     0.00
$575,000.01 - $600,000.00                                            2               $735,641                     0.24
$600,000.01 - $625,000.00                                            1               $596,708                     0.19
------------------------------------------------------------------------------------------------------------------------
Total                                                           12,175           $308,897,008                   100.00 %
------------------------------------------------------------------------------------------------------------------------




Credit Limit Utilization Rates
                                                                                                           Percentage of
Range of Credit Limit                                        Number of       Aggregate Unpaid   Reference Date Aggregate
Utilization Rates (%)                                   Mortgage Loans      Principal Balance          Principal Balance
------------------------------------------------------------------------------------------------------------------------
0.00%                                                            1,860                    $70                     0.00 %
0.01% - 10.00%                                                     231               $651,309                     0.21
10.01% - 20.00%                                                    231             $1,705,090                     0.55
20.01% - 30.00%                                                    311             $3,335,336                     1.08
30.01% - 40.00%                                                    285             $4,592,269                     1.49
40.01% - 50.00%                                                    358             $6,418,180                     2.08
50.01% - 60.00%                                                    364             $8,220,123                     2.66
60.01% - 70.00%                                                    441            $11,142,008                     3.61
70.01% - 80.00%                                                    623            $17,189,986                     5.56
80.01% - 90.00%                                                  1,097            $31,322,571                    10.14
90.01% - 100.00%                                                 6,374           $224,320,066                    72.62
------------------------------------------------------------------------------------------------------------------------
Total                                                           12,175           $308,897,008                   100.00 %
------------------------------------------------------------------------------------------------------------------------



Minimum Mortgage Rate
                                                                                                           Percentage of
Range of Minimum                                             Number of       Aggregate Unpaid   Reference Date Aggregate
Rates (%)                                               Mortgage Loans      Principal Balance          Principal Balance
------------------------------------------------------------------------------------------------------------------------
1.000 or less                                                    3,304           $107,379,052                    34.76
1.001 - 2.000                                                    3,629            $69,181,237                    22.40
2.001 - 3.000                                                    3,671            $91,631,158                    29.66
3.001 - 4.000                                                    1,355            $34,974,021                    11.32
4.001 - 5.000                                                      175             $4,691,988                     1.52
5.001 - 6.000                                                        5               $161,310                     0.05
6.001 - 7.000                                                       36               $878,242                     0.28
------------------------------------------------------------------------------------------------------------------------
Total                                                           12,175           $308,897,008                   100.00 %
------------------------------------------------------------------------------------------------------------------------



FICO Ranges

                                                             Number of       Aggregate Unpaid             % Of Aggregate
Fico Range                                              Mortgage Loans      Principal Balance          Principal Balance
------------------------------------------------------------------------------------------------------------------------
821 - 840                                                            2               $107,000                     0.03
801 - 820                                                          180             $3,028,989                     0.98
781 - 800                                                        1,210            $22,744,623                     7.36
761 - 780                                                        1,719            $36,614,103                    11.85
741 - 760                                                        1,718            $39,347,933                    12.74
721 - 740                                                        1,757            $45,019,592                    14.57
701 - 720                                                        1,967            $55,424,249                    17.94
681 - 700                                                        1,542            $44,844,712                    14.52
661 - 680                                                        1,190            $35,849,413                    11.61
641 - 660                                                          519            $14,576,221                     4.72
621 - 640                                                          329            $10,122,242                     3.28
601 - 620                                                           33             $1,012,561                     0.33
581 - 600                                                            8               $184,963                     0.06
561 - 580                                                            1                $20,406                     0.01
------------------------------------------------------------------------------------------------------------------------
Total                                                           12,175           $308,897,008                   100.00 %
------------------------------------------------------------------------------------------------------------------------




Occupancy Type
                                                                                                           Percentage of
                                                             Number of    Aggregate Principal        Aggregate Principal
Occupancy Type                                          Mortgage Loans    Balance Outstanding        Balance Outstanding
------------------------------------------------------------------------------------------------------------------------
Owner Occupied                                                  12,013           $304,962,658                    98.73 %
Non-Owner Occupied                                                  70             $1,993,856                     0.65
Second Home                                                         92             $1,940,494                     0.63
------------------------------------------------------------------------------------------------------------------------
Total                                                           12,175           $308,897,008                   100.00 %
------------------------------------------------------------------------------------------------------------------------



Documentation Type
                                                                                                           Percentage of
                                                             Number of    Aggregate Principal        Aggregate Principal
Documentation Type                                      Mortgage Loans    Balance Outstanding        Balance Outstanding
------------------------------------------------------------------------------------------------------------------------
Alt Documentation                                                4,624           $116,302,354                    37.65 %
Full Documentation                                               1,864            $74,107,611                    23.99
Super Streamlined Documentation                                  3,762            $58,768,858                    19.03
Streamlined Documentation                                        1,611            $42,998,904                    13.92
Stated Income Documentation                                        314            $16,719,282                     5.41
------------------------------------------------------------------------------------------------------------------------
Total                                                           12,175           $308,897,008                   100.00 %
------------------------------------------------------------------------------------------------------------------------


                                   EXHIBIT 2

      -----------------------------------------------------------------
                          Countrywide Home Loans Inc.

             Revolving Home Equity Loan Asset Backed Certificates

                                 Series 2002-G
      -----------------------------------------------------------------


Distribution Date: September 15, 2004



----------------------------------------------------------------------------------------------------------------------------------
             Original          Beginning                                                                               Ending

               Note               Note          Principal          Interest            Note        Investor Loss        Note

Class   Principal Balance  Principal Balance   Distribution      Distribution  Distribution Amount    Amount     Principal Balance
----------------------------------------------------------------------------------------------------------------------------------
Note     650,000,000.00     $316,117,567.20   $10,419,224.96      $518,959.67      $10,938,184.63     $0.00       $305,698,342.24


----------------------------------------------------------------------------------------------------------------------------------
TOTAL   $650,000,000.00     $316,117,567.20   $10,419,224.96      $518,959.67      $10,938,184.63     $0.00       $305,698,342.24
----------------------------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------
                                             AMOUNTS PER $1,000 UNIT
-------------------------------------------------------------------------------------------------------------------

                             Beginning                                                                Ending

                               Note          Principal      Interest             Note                  Note

Class         CUSIP     Principal Balance   Distribution   Distribution   Distribution Amount    Principal Balance
-------------------------------------------------------------------------------------------------------------------
Note        126671TH9      486.33471877     16.02957686     0.79839949        16.82797635           470.30514191


-------------------------------------------------------------------------------------------------------------------



-------------------------------
            Rates
-------------------------------

  Class            Note
-------------------------------
  Note             1.970000%
-------------------------------


Investor Certificate Rates based on a LIBOR of:      1.60000%


PLEASE DIRECT ANY QUESTIONS OR COMMENTS TO THE FOLLOWING ADMINISTRATOR:


                                                    Steven E Charles
                                                    JPMorgan Chase Bank
                                                    227 W. Monroe St.
                                                    Chicago, IL 60606

     -----------------------------------------------------------------
                          Countrywide Home Loans Inc.

             Revolving Home Equity Loan Asset Backed Certificates

                                 Series 2002-G
     -----------------------------------------------------------------


Distribution Date:  September 15, 2004

                  Information pursuant to Section 4.04 of the

              Sale and Servicing Agreement dated October 31, 2002


(i)           Investor Floating Allocation Percentage                              98.99838%

(ii)          Investor Distribution Amount                                     10,938,184.63
(iii)         Note Interest                                                       518,959.67
              Note Interest not payable,
                 due to insufficient Investor Interest Collections                      0.00
(iv)          Unpaid Investor Interest Shortfall                                        0.00
              Per $1000 of Original Investor Principal Balance                     0.0000000

(v)           Remaining Unpaid Investor Interest Shortfall                              0.00
              Per $1000 of Original Investor Principal Balance                     0.0000000

(vi), (vii)   Principal Distributed
              Investor Loss Amount paid as principal                               14,255.77
              Investor Loss Reduction Amounts paid as principal                         0.00
              Accelerated Principal Distribution Amount                               475.34
              Scheduled Principal Collections Payment Amount                   10,404,493.85
              Guaranteed Principal Distribution Amount                                  0.00
                                                                         -------------------
              Total Principal Distributed                                      10,419,224.96

(viii)        Unreimbursed Investor Loss Reduction Amounts                              0.00
              Per $1000 of Original Investor Principal Balance                     0.0000000

(ix)          Basis Risk Carryforward Distributed                                       0.00

(x)           Basis Risk Carryforward Remaining                                         0.00

(xi)          Servicing Fee                                                       133,048.29
              Accrued and Unpaid Servicing Fees from Prior Periods                      0.00

(xii)         Note Principal Balance (before distributions)                   316,117,567.20
              Note Principal Balance (after distributions)                    305,698,342.24
              Investor Certificate Principal Balance (after distributions)    305,698,342.24
              Note Factor                                                          0.4703051

(xiii)        Asset Balance of Mortgage Loans                                 308,897,008.18

(xiv)         Credit Enhancement Draw Amount                                            0.00


     -----------------------------------------------------------------
                          Countrywide Home Loans Inc.

             Revolving Home Equity Loan Asset Backed Certificates

                                 Series 2002-G
     -----------------------------------------------------------------


Distribution Date:  September 15, 2004


(xv)          Delinquency Information

                                  ------------------------------------------------------------------
                                          Count            Balance          % of Group Bal
                                  ------------------------------------------------------------------
                   30-59 days              42           1,759,481.13           0.569601%

                   60-89 days              18             628,426.17           0.203442%

                 90 or more days           31             803,119.89           0.259996%
                                  ------------------------------------------------------------------
                      Total                91           3,191,027.19           1.033039%
                                  ------------------------------------------------------------------
               *Note: The above statistics do not include loans in foreclosure proceedings or REO properties.


                                  ------------------------------------------------------------------
                                          Count            Balance          % of Group Bal
                                  ------------------------------------------------------------------
                   Bankruptcy              59           1,577,357.49           0.510642%
                                  ------------------------------------------------------------------
               *Note:  Bankruptcy Loans are also included in Delinquencies

(xvi)         Foreclosure and REO Information

                                  ------------------------------------------------------------------
                                          Count            Balance          % of Group Bal
                                  ------------------------------------------------------------------
                   Foreclosure              6             222,936.62           0.072172%

                       REO                  1              54,647.61           0.017691%
                                  ------------------------------------------------------------------
                      Total                 7             277,584.23           0.089863%
                                  ------------------------------------------------------------------



(xvii)       Optional Servicer Advances (Current Collection Period)                          0.00
             Optional Servicer Advances (Outstanding)                                        0.00

(xviii)      Note Rate                                                                  1.970000%

(xix)        Mortgage Loans retransferred to the Transferor pursuant to Sect. 2.04 and 2.06
             Count                                                                               0
             Principal Balance                                                                0.00

(xx)         Subordinated Transferor Collections                                      3,198,334.83

(xxi)        Overcollateralization Step-Down Amount                                           0.00

(xxii)       Available Transferor Subordinated Amount                                 3,198,334.83
             Required Transferor Subordinated Amount                                  3,198,810.17
             Interest Collections (non-Investor)                                         14,266.39
             Transferor Principal Collections                                         4,298,526.58

(xxiii)      Mortgage Loans for which the Mortgage Loan File was not
             delivered to the Indenture Trustee within 30 days of the         Number                            0
             Closing Date                                                     Balance                        0.00



     -----------------------------------------------------------------
                          Countrywide Home Loans Inc.

             Revolving Home Equity Loan Asset Backed Certificates

                                 Series 2002-G
     -----------------------------------------------------------------


Distribution Date:     September 15, 2004


                                      Other information


Transferor Principal Balance (Beginning)                                          3,198,334.83
Transferor Principal Balance (Ending)                                             3,198,665.94
Investor Fixed Allocation Percentage                                                    99.50%



Mortgage Loans Payment Summary
Interest Received                                                                 1,557,378.60
Net Liquidation Proceeds (Allocable to Interest)                                          0.00
Insurance Proceeds (Allocable to Interest)                                                0.00
Servicer Optional Advance (Allocable to Interest)                                         0.00
Purchase Price per Sect. 2.02 (a) (Allocable to Interest)                                 0.00
Purchase Price (90+ Day Delinq) (Allocable to Interest)                                   0.00
Residual Advance                                                                          0.00
                                                                          --------------------
Total Interest                                                                    1,557,378.60
Investor Interest Collections                                                     1,410,063.92


Begining Balance                                                                319,315,902.03
Principal Collections                                                            14,703,020.43
Net Liquidation Proceeds (Alloc. to Principal)                                            0.00
Insurance Proceeds (Alloc. to Principal)                                                  0.00
Purchase Price per Sect. 2.02 (a) (Alloc. to Principal)                                   0.00
Purchase Price (90+ Day Delinq) (Alloc. to Principal)                                     0.00
Loans Removed from the Trust by the Servicer per Sect. 2.06                               0.00
Transfer Deposit Amount per Sect. 2.02 (a)                                                0.00
                                                                          --------------------
Total Principal                                                                  14,703,020.43


Additional Balances                                                               4,298,526.58
Ending Principal Balance                                                        308,897,008.18
Total Collections                                                                16,127,350.74
Alternative Principal Payment                                                    10,404,493.85


Loans Average Daily Balance                                                     319,656,197.58


Weighted Average Loan Rate                                                             5.9604%
Weighted Average Net Loan Rate                                                         4.8304%
Maximum Rate                                                                           4.7643%


Excess Interest                                                                     843,255.82


     -----------------------------------------------------------------
                          Countrywide Home Loans Inc.

             Revolving Home Equity Loan Asset Backed Certificates

                                 Series 2002-G
     -----------------------------------------------------------------


Distribution Date:  September 15, 2004


Loan Modification Summary                                     Current            Cumulative         % of Initial
                                                              -------            ----------         ------------
Loans with Senior Lien Balance Modification (CLTV<80%)          7,500.00        6,284,193.84               0.98%
Loans with Senior Lien Balance Modification (CLTV>80%)        184,100.85       14,564,487.54               2.28%
Loans with Credit Limit Modification                          438,250.00       10,247,221.00               1.60%
Loans with Gross Margin Modification                          147,918.00        5,340,698.51               0.83%


Credit Enhancer Information
Amount due to Credit Enhancer from Prepayment Shortfall             0.00
FGIC Surety Bond in force?                                    YES
Credit Enhancement Draw Amount                                      0.00
Guaranteed Principal Payment Amount                                 0.00
Guaranteed Distribution                                       518,959.67
Credit Enhancement Premium                                     33,117.32


Beginning O/C Amount                                                0.00
Ending O/C Amount                                                   0.00
Ending O/C Amount (% of Original Pool Balance)                      0.00
Has a Cumulative Loss Test Violation Occurred?                NO
Liquidation Loss Amount (Current Period)                       14,400.00
Liquidation Loss Amount (Cumulative)                          714,488.49
Rolling Six Month Delinquency Rate                               0.4437%
Spread Rate                                                      2.8604%
Excess Spread Rate                                               2.8559%
Rolling three month Excess Spread Percentage                     2.8859%
Required Subordinated Percentage                                 0.5000%
Balance used for Required Subordinated Amount          Current Balance
Initial Subordinated Amount                              (10,237,966.78)
Can Required Transferor Subordinated Amount be Reduced?        YES
Has a Rapid Amortization Event occurred?                       NO
Cause of Rapid Amortization Event.                             NA
Has an Event of Servicing Termination occurred?                NO
Cause of Event of Servicing Termination.                       NA



---------------------------------------------------------------------------------------------------------------------------------
                                                     RECONCILIATION REPORT


                                                                                     ISSUE DATE   :                    31-Oct-02
DEAL NAME:    COUNTRYWIDE HOME LOANS, INC.                                           DISTRIBUTION DATE:                15-Sep-04
              Revolving Home Equity Loan Asset Backed Certificates, Series 2002-G    DETERMINATION DATE                12-Sep-04
                                                                                     RUN DATE:                         10-Sep-04
                                                                                                                     03:54:24 PM
---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
I. CASH RECONCILIATION
---------------------------------------------------------------------------------------------------------------------------------


A. Cash Available for Distribution                                                                     Total
                                                                                                       -----
Net Collections Interest Collections - per Servicer Report                                         $1,424,330.31
Principal Collections - per Servicer Report                                                       $14,703,020.43
Residual Advance                                                                                           $0.00
Cash Released from Additional Loan Account                                                                 $0.00
Insured Payment                                                                                            $0.00
----------------------------                                                                  ==================
Total Deposit to Collection Account                                                               $16,127,350.74


---------------------------------------------------------------------------------------------------------------------------------
II. DISTRIBUTION SUMMARY AND RECONCILIATION
---------------------------------------------------------------------------------------------------------------------------------


A. Amounts Distributed:

Section 5.01


Premium to Credit Enhancer                                                                            $33,117.32
Fannie Mae Guarantee Fee                                                                                   $0.00
Investor Certificate Interest and Unpaid Investor                                                    $518,959.67
Certificate Interest
Unreimbursed Credit Enhancement Draw Amounts                                                               $0.00
Amounts owed Master Servicer per Sect. 3.08 and 7.03                                                       $0.00
Basis Risk Carryforward                                                                                    $0.00
Class A Investor Certificate Principal Distributed                                                $10,419,224.96
Transferor Interest Distributed                                                                      $857,522.21
Transferor Principal Distributed                                                                   $4,298,526.58
                                                                                              ------------------

Total Distributions                                                                               $16,127,350.74

                                                                                              ------------------
Difference (Remains in Collections Account)                                                                $0.00
                                                                                              ==================

Balance Reconciliation
----------------------
Loan Group Beginning Balance                                                                     $319,315,902.03
Loan Group Ending Balance                                                                        $308,897,008.18
                                                                                              ------------------
Change in Balance                                                                                 $10,418,893.85
Principal Collections                                                                             $14,703,020.43
Liquidation Loss Amount                                                                               $14,400.00
Additional Balances                                                                                $4,298,526.58
                                                                                              ------------------
Balance Check                                                                                            ($0.00)
                                                                                              ==================
